EXHIBIT 99.1

PAB Bankshares, Inc. Announces First Quarter 2007 Financial Results

VALDOSTA, Ga., April 25, 2007 (PRIME NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the holding company for The Park Avenue Bank, today announced its financial results for the three months ended March 31, 2007. The Company reported net income of $3.1 million, or $0.32 per diluted share, for the first quarter of 2007, a 7.5% decrease compared to net income of $3.3 million, or $0.34 per diluted share, for the first quarter of 2006. The Company reported a return on average equity of 12.75% and a return on average assets of 1.11% for the first quarter of 2007.

"Although the unfavorable operating environment and additional expenses associated with our expansion efforts hampered our earnings, we are pleased with our efforts and accomplishments for the quarter," stated Company President and CEO M. Burke Welsh, Jr. "Our loan portfolio increased $33.8 million during the first quarter, or 16.7% on an annualized basis, despite a decrease in residential construction lending activity. With the challenges facing our customers in this real estate cycle, we do not expect to sustain this rate of growth throughout the remainder of 2007. Growth in the 7-10% range is more likely. The loan growth during the first quarter can be primarily attributed to our continued efforts to expand into and around the Atlanta and Jacksonville metropolitan areas. Given the strong growth demographics projected for these markets, our long-term outlook remains positive.

"Our loan growth was funded by strong core deposit growth, particularly in demand and savings accounts in our markets. During the quarter, total deposits increased $45.9 million, or 20.5% on an annualized basis. While some of this growth may turn out to be short-term deposits by some of our corporate accounts and local municipalities, we believe we are building solid, core deposit relationships. Over the past year, we have focused on increasing our retail banking efforts and expanding our relationships with our commercial loan customers to also provide deposit products and services to meet their needs," added Welsh.

The Company's results for the first quarter of 2007 were aided by $112,700 in securities gains, after-tax. In the first quarter of 2006, the Company recognized $279,300 in securities losses, after-tax benefit. Excluding the securities transactions, net income for the first quarter of 2007 would have decreased by $638,500, or 17.8%, compared to the same period last year.

Net interest income decreased 2.1% for the first quarter of 2007 compared to the same period in 2006 due to the inverted interest rate curve, a decline in loan fee income and upward pricing pressures on funding costs. For the first quarter of 2007, the Company's net interest margin was 4.15%, a 41 basis point decrease compared to the first quarter of 2006 but a 6 basis point improvement compared to the fourth quarter of 2006.

Noninterest expense increased 10.6% for the first quarter of 2007 compared to the same period in 2006. Since the first quarter of 2006, the Company has opened three banking offices (a 14% increase), activated five ATMs (a 25% increase) and added 24 officers and employees (an 8% increase). "Depending on the economy and our success in attracting the right people, we expect to open at least one more office this year and possibly three more offices in 2008," noted Welsh.

As of March 31, 2007, the Company reported total nonperforming assets of $4.6 million, or 0.39% of total assets, a 6 basis point improvement since the end of 2006 and a 36 basis point improvement since March 31, 2006. Total loans on nonaccrual status or past due more than 89 days represented 0.50% of total loans at quarter end, a 1 basis point increase since the end of 2006 but a 52 basis point improvement since March 31, 2006. Total loans past due 30-89 days represented 0.21% of total loans at quarter end, an 8 basis point improvement since the end of 2006 and a 31 basis point improvement since March 31, 2006.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 11:00 AM Eastern on Thursday, April 26, 2007. The conference call will be broadcast by Vcall via the Internet using Windows Media Player. The webcast URL is http://www.vcall.com/IC/CEPage.asp?ID=115920. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 877-407-8033 or (international) 201-689-8033.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-660-6853 or (International) 201-612-7415. The following replay passcodes will be required for playback access: the account number is 286 and the conference identification number is 238121.

About PAB

The Company's sole operating subsidiary is The Park Avenue Bank. Both the Company and the Bank are headquartered in Valdosta, Georgia. The Bank was established in 1956 by Mr. James L. Dewar, Sr. in a small office at the corner of Park Avenue and Ashley Street in Valdosta. The Bank operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. Prior to November 1, 2005, the Company's common stock was listed on the American Stock Exchange under the symbol PAB. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, projected growth, economic conditions and branch expansion, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB BANKSHARES, INC.
 SELECTED QUARTERLY FINANCIAL DATA
 (Dollars in thousands except per share and other data)

                                    Period Ended
            ----------------------------------------------------------
             03/31/07    12/31/06    09/30/06    06/30/06    03/31/06
 ---------------------------------------------------------------------
 Summary of
  Operations:

 Interest
  income    $   20,451  $   20,239  $   20,173  $   19,306  $   17,848
 Interest
  expense        9,783       9,658       8,936       8,006       6,956
 ---------------------------------------------------------------------
   Net
    interest
    income      10,668      10,581      11,237      11,300      10,892
 ---------------------------------------------------------------------
 Provision for
  loan losses       --          --          --          --          --
 Other income    1,478       1,578       1,204       1,557       1,041
 Other expense   7,470       7,230       7,000       7,182       6,756
  Income
   before
   income tax
   expense       4,676       4,929       5,441       5,675       5,177
 Income tax
  expense        1,612       1,632       1,908       2,083       1,865
 ---------------------------------------------------------------------
   Net
   income   $    3,064  $    3,297  $    3,533  $    3,592  $    3,312
 =====================================================================
 Net interest
  income on
  a tax-
  equivalent
  basis     $   10,822  $   10,732  $   11,378  $   11,422  $   10,975

 Per Share
  Ratios:

 Net income
 - basic    $     0.32  $     0.35  $     0.37  $     0.38  $     0.35
 Net income
 - diluted        0.32        0.34        0.36        0.37        0.34
 Dividends
  declared
  for period     0.145       0.140       0.140       0.135       0.125
 Dividend
  payout
  ratio          45.02%      40.35%      37.62%      35.70%      35.91%
 Book value
  at end of
  period    $    10.26  $    10.03  $     9.84  $     9.36  $     9.35

 Common Share
  Data:

 Outstanding
  at period
  end        9,516,673   9,504,969   9,493,763   9,498,026   9,512,767
 Weighted
  average out-
  standing   9,515,976   9,500,837   9,500,742   9,511,395   9,484,570
 Diluted
  weighted
  average out-
  standing   9,691,233   9,701,593   9,684,451   9,722,097   9,712,633

 Selected
  Average
  Balances:

 Total
  assets    $1,124,534  $1,106,404  $1,070,920  $1,055,955  $1,035,348
 Earning
  assets     1,057,121   1,041,359   1,007,917     994,173     975,699
 Loans         834,070     813,435     805,732     787,332     761,900
 Deposits      910,188     887,028     863,212     851,937     834,062
 Stockholders'
  equity        97,470      95,091      91,821      90,433      89,030

 Selected
  Period End
  Balances:

 Total
  assets    $1,171,845  $1,120,804  $1,095,836  $1,060,046  $1,059,167
 Earning
  assets     1,106,808   1,048,239   1,032,261     994,386     998,639
 Loans         854,076     820,304     806,636     803,035     764,090
 Allowance
  for loan
  losses        11,085      11,006      10,686      10,903      11,186
 Goodwill        5,985       5,985       5,985       5,985       5,985
 Deposits      954,416     908,483     883,701     856,778     855,224
 Stockholders'
  equity        97,657      95,316      93,440      88,917      88,974
 Tier 1
  regulatory
  capital      102,173     100,330      98,183      96,398      94,686

 Performance
  Ratios:

 Return on
  average
  assets          1.11%       1.18%       1.31%       1.36%       1.30%
 Return on
  average
  stockholders'
  equity         12.75%      13.76%      15.27%      15.93%      15.08%
 Net interest
  margin          4.15%       4.09%       4.48%       4.61%       4.56%
 Efficiency
  ratio (ex-
  cluding the
  following
  items):        61.54%      59.51%      54.50%      55.37%      54.29%
   Securities
    gains
    (losses)
    included
    in other
    income  $      173  $      166  $     (278) $       (1) $     (430)
   Other gains
    (losses)
    included
    in other
    income         (13)         (4)         17           8           2

 Selected
  Asset Quality
  Factors:

 Nonaccrual
  loans     $    4,192  $    4,013  $    1,928  $      412  $    7,760
 Loans 90
  days or more
  past due and
  still
  accruing          69          34          40          23          17
 Other im-
  paired loans
  (troubled-
  debt re-
  structurings)     --          --          --          --          --
 Other real
  estate and
  repossessions    362         988         813         976         212

 Asset Quality
  Ratios:

 Net charge-
  offs to
  average
  loans
  (annualized
  YTD)           -0.04%       0.01%       0.07%       0.05%      -0.06%
 Nonperforming
  loans to
  total loans     0.50%       0.49%       0.24%       0.05%       1.02%
 Nonperforming
  assets to
  total assets    0.39%       0.45%       0.25%       0.13%       0.75%
 Allowance for
  loan losses
  to total
  loans           1.30%       1.34%       1.32%       1.36%       1.46%
 Allowance for
  loan losses
  to nonper-
  forming
  loans         260.13%     271.95%     542.93%    2510.11%     143.82%

 Other Selected
  Ratios and Non-
  financial Data:

 Average loans
  to average
  earning
  assets         78.90%      78.11%      79.94%      79.19%      78.09%
 Average loans
  to average
  deposits       91.64%      91.70%      93.34%      92.42%      91.35%
 Average stock-
  holders'
  equity to
  average
  assets          8.67%       8.59%       8.57%       8.56%       8.60%
 Full-time
  equivalent
  employees        329         321         309         314         305
 Bank branch
  offices           20          19          17          17          17
 Bank loan
  production
  offices            3           3           5           5           4
 Bank ATMs          25          23          20          20          20

 PAB BANKSHARES, INC.
 SELECTED YEAR-TO-DATE FINANCIAL DATA
 (Dollars in thousands except per share and other data)

                                    Period Ended
            ----------------------------------------------------------
             03/31/07    12/31/06    09/30/06    06/30/06    03/31/06
 ---------------------------------------------------------------------
 Summary of
  Operations:
 Interest
  income    $   20,451  $   77,566  $   57,327  $   37,154  $   17,848
 Interest
  expense        9,783      33,555      23,898      14,962       6,956
 ---------------------------------------------------------------------
  Net interest
   income       10,668      44,011      33,429      22,192      10,892
 ---------------------------------------------------------------------
 Provision for
  loan losses       --          --          --          --          --
 Other income    1,478       5,380       3,802       2,598       1,041
 Other expense   7,470      28,167      20,937      13,938       6,756
 ---------------------------------------------------------------------
  Income before
   income tax
   expense       4,676      21,224      16,294      10,852       5,177
 Income tax
  expense        1,612       7,488       5,856       3,948       1,865
 ---------------------------------------------------------------------
   Net
    income  $    3,064  $   13,736  $   10,438  $    6,904  $    3,312
 =====================================================================
 Net interest
  income on a
  tax-equivalent
  basis     $   10,822  $   44,507  $   33,775  $   22,397  $   10,975

 Per Share
  Ratios:
 Net income
  - basic   $     0.32  $     1.45  $     1.10  $     0.73  $     0.35
 Net income
  - diluted       0.32        1.41        1.07        0.71        0.34
 Dividends
  declared for
  the period     0.145       0.540       0.400       0.260       0.125
 Dividend
  payout
  ratio          45.02%      37.36%      36.41%      35.80%      35.91%

 Common Share
  Data:

 Weighted
  average out-
  standing   9,515,976   9,499,434   9,498,962   9,498,057   9,484,570
 Diluted
  weighted
  average out-
  standing   9,691,233   9,706,989   9,707,786   9,719,638   9,712,633

 Selected
  Average
  Balances:

 Total
  assets    $1,124,534  $1,067,362  $1,054,205  $1,045,708  $1,035,348
 Earning
  assets     1,057,121   1,004,981     992,719     984,994     975,699
 Loans         834,070     792,278     785,148     774,686     761,900
 Deposits      910,188     859,216     849,844     843,049     834,062
 Stockholders'
  equity        97,470      91,611      90,438      89,735      89,030

 Performance
  Ratios:

 Return on
  average
  assets          1.11%       1.29%       1.32%       1.33%       1.30%
 Return on
  average
  stockholders'
  equity         12.75%      14.99%      15.43%      15.51%      15.08%
 Net interest
  margin          4.15%       4.43%       4.55%       4.59%       4.56%
 Efficiency
  ratio (ex-
  cluding the
  following
  items):        61.54%      55.88%      54.73%      54.84%      54.29%
   Securities
    gains
    (losses)
    included
    in other
    income  $      173  $     (542) $     (708) $     (430) $     (430)
   Other gains
    (losses)
    included
    in other
    income         (13)         23          27          10           2

 Other Selected
  Ratios:

 Average loans
  to average
  earning
  assets         78.90%      78.84%      79.09%      78.65%      78.09%
 Average loans
  to average
  deposits       91.64%      92.21%      92.39%      91.89%      91.35%
 Average stock-
  holders'
  equity to
  average
  assets          8.67%       8.58%       8.58%       8.58%       8.60%

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY MARKET

 As of
 March 31, 2007       South     North
                     Georgia   Georgia   Florida
                      Market    Market    Market   Treasury    Total
                     -------------------------------------------------
  Loans                           (Dollars in Thousands)

 Commercial and
  financial          $ 30,968  $ 37,069  $  1,262  $     48  $  69,347
 Agricultural
  (including loans
  secured by farmland) 32,714     4,410       978        --     38,102
 Real estate
  - construction       74,509   210,510    38,739        79    323,837
 Real estate
  - commercial         78,990   143,563    24,717     5,384    252,654
 Real estate
  - residential       117,246    25,570     7,888     2,321    153,025
 Installment loans
  to individuals
  and others           15,059     1,379        74     1,446     17,958
                     -------------------------------------------------
                      349,486   422,501    73,658     9,278    854,923
 Deferred loan
  fees and unearned
  interest, net           104      (574)     (389)       12       (847)
                     -------------------------------------------------
 Total loans          349,590   421,927    73,269     9,290    854,076
 Allowance for
  loan losses          (4,239)   (5,684)     (930)     (232)   (11,085)
                     -------------------------------------------------
 Net loans           $345,351  $416,243  $ 72,339  $  9,058  $ 842,991
                     =================================================
 Percent of total        40.9%     49.4%      8.6%      1.1%     100.0%
                     =================================================

 Deposits

 Noninterest-bearing
  demand             $ 79,750  $ 14,187  $  6,981  $  6,999  $ 107,917
 Interest-bearing
  demand and savings  281,074    58,549    31,166       695    371,484
 Time less than
  $100,000            161,178    42,195    84,562        47    287,982
 Time greater than
  or equal to
  $100,000             85,013    42,844    30,407       200    158,464
 Brokered                  --        --        --    28,569     28,569
                     -------------------------------------------------
 Total deposits      $607,015  $157,775  $153,116  $ 36,510  $ 954,416
                     =================================================
 Percent of total        63.6%     16.5%     16.1%      3.8%     100.0%
                     =================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                      Period Ended
                  ----------------------------------------------------
                  03/31/07   12/31/06   09/30/06   06/30/06   03/31/06
 ---------------------------------------------------------------------
                                 (Dollars In Thousands)
 Commercial
  and financial   $ 69,347   $ 66,376   $ 60,413   $ 53,185   $ 47,164
 Agricultural
  (including loans
  secured by
  farmland)         38,102     43,302     44,716     47,754     53,368
 Real estate
  - construction   323,837    295,246    297,026    304,387    290,863
 Real estate
  - commercial     252,654    255,462    253,586    251,966    229,236
 Real estate
  - residential    153,025    142,501    133,983    127,020    123,902
 Installment loans
  to individuals
  and other loans   17,958     18,414     18,211     19,966     20,836
                  --------   --------   --------   --------   --------
                   854,923    821,301    807,935    804,278    765,369
 Deferred loan
  fees and unearned
  interest, net       (847)      (997)    (1,299)    (1,243)    (1,279)
                  --------   --------   --------   --------   --------
 Total loans       854,076    820,304    806,636    803,035    764,090
 Allowance for
  loan losses      (11,085)   (11,006)   (10,686)   (10,903)   (11,186)
                  --------   --------   --------   --------   --------
 Net loans        $842,991   $809,298   $795,950   $792,132   $752,904
                  ========   ========   ========   ========   ========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                     Period Ended
                  ----------------------------------------------------
                  03/31/07   12/31/06   09/30/06   06/30/06   03/31/06
 ---------------------------------------------------------------------
 Commercial
  and financial       8.12%      8.09%      7.49%      6.62%      6.17%
 Agricultural
  (including loans
  secured by
  farmland)           4.46%      5.28%      5.54%      5.95%      6.98%
 Real estate
  - construction     37.92%     35.99%     36.82%     37.89%     38.07%
 Real estate
  - commercial       29.58%     31.14%     31.44%     31.38%     30.00%
 Real estate
  - residential      17.92%     17.37%     16.61%     15.82%     16.22%
 Installment loans
  to individuals
  and other loans     2.10%      2.25%      2.26%      2.49%      2.73%
                  --------   --------   --------   --------   --------
                    100.10%    100.12%    100.16%    100.15%    100.17%
 Deferred loan
  fees and unearned
  interest, net      -0.10%     -0.12%     -0.16%     -0.15%     -0.17%
                  --------   --------   --------   --------   --------
 Total loans        100.00%    100.00%    100.00%    100.00%    100.00%
 Allowance for
  loan losses        -1.30%     -1.34%     -1.32%     -1.36%     -1.46%
                  --------   --------   --------   --------   --------
 Net loans           98.70%     98.66%     98.68%     98.64%     98.54%
                  ========   ========   ========   ========   ========

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                      Period Ended
                  ----------------------------------------------------
                  03/31/07   12/31/06   09/30/06   06/30/06   03/31/06
                  ----------------------------------------------------
                                  (Dollars In Thousands)
 Noninterest-
  bearing demand  $107,917   $100,911   $100,703   $ 95,458   $107,200
 Interest-bearing
  demand and
  savings          371,484    328,828    316,385    315,492    301,663
 Time less
  than $100,000    287,982    279,936    273,697    264,552    259,197
 Time greater than
  or equal
  to $100,000      158,464    161,054    151,075    145,002    145,311
 Brokered           28,569     37,754     41,841     36,274     41,853
                  --------   --------   --------   --------   --------
 Total deposits   $954,416   $908,483   $883,701   $856,778   $855,224
                  ========   ========   ========   ========   ========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                     Period Ended
                  ----------------------------------------------------
                  03/31/07   12/31/06   09/30/06   06/30/06   03/31/06
                  ----------------------------------------------------

 Noninterest-
  bearing demand     11.31%     11.11%     11.40%     11.14%     12.54%
 Interest-bearing
  demand and
  savings            38.92%     36.19%     35.80%     36.82%     35.27%
 Time less
  than $100,000      30.18%     30.81%     30.97%     30.88%     30.31%
 Time greater than
  or equal
  to $100,000        16.60%     17.73%     17.10%     16.93%     16.99%
 Brokered             2.99%      4.16%      4.73%      4.23%      4.89%
                  --------   --------   --------   --------   --------
 Total deposits     100.00%    100.00%    100.00%    100.00%    100.00%
                  ========   ========   ========   ========   ========

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following table details the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months ended March 31, 2007 and 2006. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 35% Federal tax rate. Loan average balances include loans on nonaccrual status.

 For the Three Months Ended March 31,
 (Dollars In Thousands)
                                                     2007
 ---------------------------------------------------------------------
                                                   Interest   Average
                                        Average     Income/    Yield/
                                        Balance     Expense     Rate
 ---------------------------------------------------------------------
 Interest-earning assets:
  Loans                               $  834,070   $   17,685   8.60%
  Investment securities:
  Taxable                                157,340        2,012   5.19%
  Nontaxable                              29,333          438   6.05%
  Other short-term investments            36,378          469   5.23%
                                      --------------------------------
    Total interest-earning assets     $1,057,121   $   20,604   7.91%
                                      --------------------------------

 Interest-bearing liabilities:
  Demand deposits                     $  297,988   $    2,590   3.53%
  Savings deposits                        37,587          147   1.59%
  Time deposits                          473,550        5,716   4.90%
  FHLB advances                           90,112        1,052   4.73%
  Notes payable                           10,310          180   7.09%
  Other short-term borrowings              9,105           98   4.35%
                                      --------------------------------
   Total interest-bearing
    liabilities                       $  918,652   $    9,783   4.32%
                                      --------------------------------
 Interest rate spread                                           3.59%
                                                               =======
 Net interest income                               $   10,821
                                                   ==========
 Net interest margin                                            4.15%
                                                               =======
                                                     2006
 ---------------------------------------------------------------------
                                                   Interest   Average
                                        Average     Income/    Yield/
                                        Balance     Expense     Rate
 ---------------------------------------------------------------------
 Interest-earning assets:
  Loans                               $  761,900   $   15,400   8.20%
  Investment securities:
  Taxable                                149,384        1,770   4.81%
  Nontaxable                              16,592          239   5.83%
  Other short-term investments            47,823          522   4.43%
                                      --------------------------------
   Total interest-earning assets      $  975,699   $   17,931   7.45%
                                      --------------------------------

 Interest-bearing liabilities:
  Demand deposits                     $  253,655   $    1,595   2.55%
  Savings deposits                        40,618          112   1.12%
  Time deposits                          435,036        4,226   3.94%
  FHLB advances                           89,139          773   3.52%
  Notes payable                           10,310          219   8.63%
  Other short-term borrowings              6,304           31   1.99%
                                      --------------------------------
   Total interest-bearing
    liabilities                       $  835,062   $    6,956   3.38%
                                      --------------------------------
 Interest rate spread                                           4.07%
                                                               =======
 Net interest income                               $   10,975
                                                   ==========
 Net interest margin                                            4.56%
                                                               =======

CONTACT:  PAB Bankshares, Inc.
          Donald J. "Jay" Torbert, Jr., Executive Vice-President
           & Chief Financial Officer
          (229) 241-2775, ext. 1717
          jayt@parkavebank.com